Exhibit 99.1

NEWS RELEASE

Media Contact:	Alison Estrada
Sempra
(877) 340-8875
media@sempra.com

Financial Contact:	Jenell McKay
Sempra
(877) 736-7727
investor@sempra.com
Sempra Reports Second-Quarter
2025 Results

SAN DIEGO, Aug. 7, 2025 — Sempra (NYSE: SRE) today reported second-quarter 2025 earnings, prepared in accordance with Generally Accepted Accounting Principles (GAAP), of $461 million or $0.71 per diluted share, compared to second-quarter 2024 GAAP earnings of $713 million or $1.12 per diluted share. On an adjusted basis, second-quarter 2025 earnings were $583 million or $0.89 per diluted share, compared to $567 million or $0.89 per diluted share in 2024.

“We are pleased to report another solid quarter,” said Jeffrey W. Martin, chairman and CEO of Sempra. “We remain focused on the disciplined execution of our value creation initiatives for 2025, with a view toward continuing to rotate capital into a more utility-centric business model."

The reported financial results reflect certain significant items as described on an after-tax basis in the following table of GAAP earnings, reconciled to adjusted earnings, for second-quarter 2025 and 2024.

(Dollars and shares in millions, except EPS)	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024

GAAP Earnings	$461	$713	$1,367	$1,514
Impact from regulatory disallowances	25	—	25	—
Impact from foreign currency and inflation on monetary positions in Mexico	97	(152)	89	(111)
Net unrealized (gains) losses on derivatives	(25)	6	10	18
Net unrealized (gains) losses on interest rate swaps related to Port Arthur LNG Phase 1 project	(1)	—	8	—
Tax items related to assets held for sale	26	—	26	—
Adjusted Earnings(1)	$583	$567	$1,525	$1,421

Diluted Weighted-Average Common Shares Outstanding	653	636	653	636
GAAP EPS	$0.71	$1.12	$2.09	$2.38
Adjusted EPS(1)	$0.89	$0.89	$2.34	$2.24

1) See Table A for information regarding non-GAAP financial measures.

Update on Value Creation Initiatives
During the quarter, Sempra continued to make steady progress on its five value creation initiatives for 2025. In particular, important progress was made on two transactions that form a part of Sempra’s ongoing capital recycling program. On the planned sale of equity at Sempra Infrastructure, the company has extended the right of first offer process under its limited partnership agreement and signed a non-binding letter of intent with KKR. In addition, with respect to the planned sale of Ecogas México, S. de R.L. de C.V., the sales process continues to advance with strong interest from strategic and financial buyers. Both transactions are expected to close in the second or third quarter of 2026.

Sempra Texas
In the second quarter, the state of Texas concluded its regular biennial legislative session with the passage of new legislation that is expected to help utilities support strong economic growth and increased energy demand across the state. One key example is the Unified Tracker Mechanism introduced through House Bill 5247. For qualifying utilities, this alternative tracker mechanism is expected to reduce the impacts of regulatory lag associated with new capital investment and improve earned returns on equity during periods of higher investment.

Oncor Electric Delivery Company LLC (Oncor) has commenced utilizing this alternative tracker mechanism as the company looks to advance critical transmission and distribution infrastructure projects to increase electric reliability. At the end of the second quarter of 2025, Oncor had over 1,120 active transmission point of interconnection requests in queue, split almost evenly between generation and large commercial and industrial customers. This represents a nearly 40% increase in active requests as compared to the end of second-quarter 2024. Additionally, Oncor increased its premises served by almost 20,000 in the second quarter and built, rebuilt or upgraded nearly 600 circuit miles of transmission and distribution power lines.

In light of the continued expected growth across its service territory and other drivers, Oncor filed a request for a comprehensive base rate review with the Public Utility Commission of Texas. This review is intended to support Oncor’s continued delivery of safe, reliable electric service to more than 13 million Texans—and to help meet the needs of the state’s growing population. In addition, the filed rate request is intended to recover storm-related costs and adjust for higher interest expense and cost inflation, while also updating Oncor’s capital structure to support higher levels of capital investment in the coming years. Oncor expects a final order to be issued in its base rate review proceeding in the first quarter of 2026.

Sempra California
Sempra California is a dual-utility platform focused on connecting roughly 25 million consumers to safe, reliable and affordable energy. In May, the California Independent System Operator finalized its 2024 – 2025 Transmission Plan, awarding an estimated $600 million of projects to San Diego Gas & Electric Company (SDGE) with a view toward supporting local load growth and evolving grid conditions.

Throughout the quarter, SDGE and Southern California Gas Company (SoCalGas) advanced strategic programs to help meet growing demand and modernize their energy networks, investing over $1.2 billion of capital during the period. In addition, both companies are executing on a series of initiatives to lower costs and improve productivity, including an effort by SDGE to save customers nearly $300 million between 2026 and 2031 by phasing out certain non-economic regulatory programs, pending California Public Utilities Commission approval.

Sempra Infrastructure
Throughout the quarter, Sempra Infrastructure continued to make progress on five significant construction projects, including infrastructure projects on both the Pacific and Gulf Coasts of North America.

Also, during the second quarter, Sempra Infrastructure’s Port Arthur LNG Phase 2 development project received its non-FTA export authorization from the U.S. Department of Energy, which allows the export of up to approximately 13.5 million tonnes per annum (Mtpa) of U.S.-produced LNG. In July, Sempra Infrastructure executed a 20-year sale and purchase agreement with JERA Co. Inc. for the supply of 1.5 Mtpa of LNG offtake from Phase 2 of the development project. Sempra continues to target making a financial investment decision on Phase 2 in 2025.

Earnings Guidance
Sempra is updating its full-year 2025 GAAP earnings-per-common-share (EPS) guidance range of $4.05 to $4.45, reflecting actual results through the second quarter, affirming its full-year 2025 adjusted EPS guidance range of $4.30 to $4.70, and affirming its full-year 2026 EPS guidance range of $4.80 to $5.30. The company is also affirming its guidance to the high-end or above its projected long-term EPS compound annual growth rate of 7% to 9% for 2025 through 2029.

Non-GAAP Financial Measures
Non-GAAP financial measures include Sempra’s adjusted earnings, adjusted EPS and adjusted EPS guidance range. See Table A for additional information regarding these non-GAAP financial measures.

Internet Broadcast
Sempra will broadcast a live discussion of its earnings results over the internet today at 12 p.m. ET with the company’s senior management. Access is available by logging onto the Investors section of the company’s website, sempra.com/investors. The webcast will be available on replay a few hours after its conclusion at sempra.com/investors.

About Sempra
Sempra is a leading North American energy infrastructure company focused on delivering energy to nearly 40 million consumers. As owner of one of the largest energy networks on the continent, Sempra is electrifying and improving the energy resilience of some of the world's most significant economic markets, including California, Texas, Mexico and global energy markets. The company is recognized as a leader in sustainable business practices and for its high-performance culture focused on safety and operational excellence, as demonstrated by Sempra's inclusion in the Dow Jones Sustainability Index North America. More information about Sempra is available at sempra.com and on social media @Sempra.

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This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions about the future, involve risks and uncertainties, and are not guarantees. Future results may differ materially from those expressed or implied in any forward-looking statement. These forward-looking statements represent our estimates and assumptions only as of the date of this press release. We assume no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise.

In this press release, forward-looking statements can be identified by words such as “believe,” “expect,” “intend,” “anticipate,” “contemplate,” “plan,” “estimate,” “project,” “forecast,” “envision,” “should,” “could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “in process,” “construct,” “develop,” “opportunity,” “preliminary,” “initiative,” “target,” “outlook,” “optimistic,” “poised,” “positioned,” “maintain,” “continue,” “progress,” “advance,” “goal,” “aim,” “commit,” or similar expressions, or when we discuss our guidance, priorities, strategies, goals, vision, mission, projections, intentions or expectations.

Factors, among others, that could cause actual results and events to differ materially from those expressed or implied in any forward-looking statement include: California wildfires, including potential liability for damages regardless of fault and any inability to recover all or a substantial portion of costs from insurance, the wildfire fund established by California Assembly Bill 1054, rates from customers or a combination thereof; decisions, denials of cost recovery, audits, investigations, inquiries, ordered studies, regulations, denials or revocations of permits, consents, approvals or other authorizations, renewals of franchises, and other actions, including the failure to honor contracts and commitments, by the (i) California Public Utilities Commission (CPUC), Comisión Nacional de Energía, U.S. Department of Energy, U.S. Federal Energy Regulatory Commission, U.S. Internal Revenue Service, Public Utility Commission of Texas and other regulatory bodies and (ii) U.S., Mexico and states, counties, cities and other jurisdictions therein and in other countries where we do business; the success of business development efforts, construction projects, acquisitions, divestitures, and other significant transactions, including risks related to (i) being able to make a final investment decision, (ii) negotiating pricing and other terms in definitive contracts, (iii) completing construction projects or other transactions on schedule and budget, (iv) realizing anticipated benefits from any of these efforts if completed, (v) obtaining regulatory and other approvals and (vi) third parties honoring their contracts and commitments; changes to our capital expenditure plans and their potential impact on rate base or other growth; changes, due to evolving economic, political and other factors, to (i) trade and other foreign policy, including the imposition of tariffs by the U.S. and foreign countries, and (ii) laws and regulations, including those related to tax and the energy industry in the U.S. and Mexico; litigation, arbitration, property disputes and other proceedings; cybersecurity threats, including by state and state-sponsored actors, of ransomware or other attacks on our systems or the systems of third parties with which we conduct business, including the energy grid or other energy infrastructure; the availability, uses, sufficiency, and cost of capital resources and our ability to borrow money or otherwise raise capital on favorable terms and meet our obligations, which can be affected by, among other things, (i) actions by credit rating agencies to downgrade our credit ratings or place those ratings on negative outlook, (ii) instability in the capital markets, and (iii) fluctuating interest rates and inflation; the impact on affordability of San Diego Gas & Electric Company’s (SDG&E) and Southern California Gas Company’s (SoCalGas) customer rates and their cost of capital and on SDG&E’s, SoCalGas’ and Sempra Infrastructure’s ability to pass through higher costs to customers due to (i) volatility in inflation, interest rates and commodity prices and the imposition of tariffs, (ii) with respect to SDG&E’s and SoCalGas’ businesses, the cost of meeting the demand for lower carbon and reliable energy in California, and (iii) with respect to Sempra Infrastructure’s business, volatility in foreign currency exchange rates; the impact of climate policies, laws, rules, regulations, trends and required disclosures, including actions to reduce or eliminate reliance on natural gas, increased uncertainty in the political or regulatory environment for California natural gas distribution companies, the risk of nonrecovery for stranded assets, and uncertainty related to emerging technologies; weather, natural disasters, pandemics, accidents, equipment failures, explosions, terrorism, information system outages or other events, such as work stoppages, that disrupt our operations, damage our facilities or systems, cause the release of harmful materials or fires or subject us to liability for damages, fines and penalties, some of which may not be recoverable through regulatory mechanisms or insurance or may impact our ability to obtain satisfactory levels of affordable insurance; the availability of electric power, natural gas and natural gas storage capacity, including disruptions caused by failures in the transmission grid or pipeline and storage systems or limitations on the injection and withdrawal of natural gas from storage facilities; Oncor Electric Delivery Company LLC’s (Oncor) ability to reduce or eliminate its quarterly dividends due to regulatory and governance requirements and commitments, including by actions of Oncor’s independent directors or a minority member director; and other uncertainties, some of which are difficult to predict and beyond our control.

These risks and uncertainties are further discussed in the reports that Sempra has filed with the U.S. Securities and Exchange Commission (SEC). These reports are available through the EDGAR system free-of-charge on the SEC's website, www.sec.gov, and on Sempra’s website, www.sempra.com. Investors should not rely unduly on any forward-looking statements.

Sempra Infrastructure, Sempra Infrastructure Partners, Sempra Texas, Sempra Texas Utilities, Oncor and Infraestructura Energética Nova, S.A.P.I. de C.V. (IEnova) are not the same companies as the California utilities, SDG&E or SoCalGas, nor are they regulated by the CPUC.

None of the website references in this press release are active hyperlinks, and the information contained on, or that can be accessed through, any such website is not, and shall not be deemed to be, part of this document.

SEMPRA
Table A

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in millions, except per share amounts; shares in thousands)
	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024

REVENUES
Utilities:
Natural gas	$1,470	$1,494	$3,832	$3,603
Electric	1,031	1,144	2,090	2,200
Energy-related businesses	499	373	880	848
Total revenues	3,000	3,011	6,802	6,651

EXPENSES AND OTHER INCOME
Utilities:
Cost of natural gas	(183)	(137)	(676)	(691)
Cost of electric fuel and purchased power	(91)	(156)	(143)	(245)
Energy-related businesses cost of sales	(85)	(54)	(204)	(163)
Operation and maintenance	(1,239)	(1,333)	(2,582)	(2,545)
Depreciation and amortization	(653)	(603)	(1,293)	(1,197)
Franchise fees and other taxes	(165)	(156)	(361)	(340)
Other income, net	59	30	150	129
Interest income	14	17	48	30
Interest expense	(359)	(311)	(792)	(616)
Income before income taxes and equity earnings	298	308	949	1,013
Income tax (expense) benefit	(172)	130	(229)	(42)
Equity earnings	393	433	718	781
Net income	519	871	1,438	1,752
Earnings attributable to noncontrolling interests	(46)	(146)	(48)	(215)
Preferred dividends	(11)	(11)	(22)	(22)
Preferred dividends of subsidiary	(1)	(1)	(1)	(1)
Earnings attributable to common shares	$461	$713	$1,367	$1,514

Basic earnings per common share (EPS):
Earnings	$0.71	$1.13	$2.10	$2.39
Weighted-average common shares outstanding	652,664	633,450	652,330	633,135

Diluted EPS:
Earnings	$0.71	$1.12	$2.09	$2.38
Weighted-average common shares outstanding	653,224	636,279	653,123	635,817

SEMPRA
Table A (Continued)

RECONCILIATION OF SEMPRA ADJUSTED EARNINGS TO SEMPRA GAAP EARNINGS
Sempra Adjusted Earnings and Adjusted EPS exclude items (after the effects of income taxes and, if applicable, noncontrolling interests (NCI)) in 2025 and 2024 as follows:

Three months ended June 30, 2025:
▪$(25) million impact from regulatory disallowances related to the recovery of coronavirus disease 2019 (COVID-19) costs at Sempra California
▪$(97) million impact from foreign currency and inflation on our monetary positions in Mexico
▪$25 million net unrealized gains on commodity derivatives
▪$1 million net unrealized gains on interest rate swaps related to the initial phase of the Port Arthur LNG liquefaction project (PA LNG Phase 1 project)
▪$(26) million income tax expense in 2025 due to the recognition of a Mexican deferred tax liability on our outside basis difference in Ecogas México, S. de R.L. de C.V. (Ecogas) as a result of management's decision to hold the asset for sale

Three months ended June 30, 2024:
▪$152 million impact from foreign currency and inflation on our monetary positions in Mexico
▪$(6) million net unrealized losses on commodity derivatives

Six months ended June 30, 2025:
▪$(25) million impact from regulatory disallowances related to the recovery of COVID-19 costs at Sempra California
▪$(89) million impact from foreign currency and inflation on our monetary positions in Mexico
▪$(10) million net unrealized losses on commodity derivatives
▪$(8) million net unrealized losses on interest rate swaps related to the PA LNG Phase 1 project
▪$(26) million income tax expense in 2025 due to the recognition of a Mexican deferred tax liability on our outside basis difference in Ecogas as a result of management's decision to hold the asset for sale

Six months ended June 30, 2024:
▪$111 million impact from foreign currency and inflation on our monetary positions in Mexico
▪$(18) million net unrealized losses on commodity derivatives

Sempra Adjusted Earnings and Adjusted EPS are non-GAAP financial measures (GAAP represents generally accepted accounting principles in the United States of America). These non-GAAP financial measures exclude significant items that are generally not related to our ongoing business activities and/or are infrequent in nature. These non-GAAP financial measures also exclude the impact from foreign currency and inflation on our monetary positions in Mexico and net unrealized gains and losses on commodity and interest rate derivatives, which we expect to occur in future periods, and which can vary significantly from one period to the next. Exclusion of these items is useful to management and investors because it provides a meaningful comparison of the performance of Sempra’s business operations to prior and future periods. Non-GAAP financial measures are supplementary information that should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. The table below reconciles for historical periods these non-GAAP financial measures to Sempra GAAP Earnings and GAAP EPS, which we consider to be the most directly comparable financial measures calculated in accordance with GAAP.

RECONCILIATION OF ADJUSTED EARNINGS TO GAAP EARNINGS AND ADJUSTED EPS TO GAAP EPS
(Dollars in millions, except per share amounts; shares in thousands)
	Pretax amount	Income tax (benefit) expense(1)	Non-controlling interests	Earnings	Diluted EPS	Pretax amount	Income tax benefit(1)	Non-controlling interests	Earnings	Diluted EPS
	Three months ended June 30, 2025					Three months ended June 30, 2024

Sempra GAAP Earnings and GAAP EPS				$461	$0.71				$713	$1.12
Excluded items:
Impact from regulatory disallowances	$36	$(11)	$—	25	0.04	$—	$—	$—	—	—
Impact from foreign currency and inflation on monetary positions in Mexico	24	122	(49)	97	0.14	(37)	(186)	71	(152)	(0.24)
Net unrealized (gains) losses on commodity derivatives	(46)	6	15	(25)	(0.04)	12	(2)	(4)	6	0.01
Net unrealized gains on interest rate swaps related to PA LNG Phase 1 project	(9)	1	7	(1)	—	—	—	—	—	—
Tax items related to assets held for sale	—	38	(12)	26	0.04	—	—	—	—	—
Sempra Adjusted Earnings and Adjusted EPS				$583	$0.89				$567	$0.89

Weighted-average common shares outstanding, diluted					653,224					636,279

	Six months ended June 30, 2025					Six months ended June 30, 2024

Sempra GAAP Earnings and GAAP EPS				$1,367	$2.09				$1,514	$2.38
Excluded items:
Impact from regulatory disallowances	$36	$(11)	$—	25	0.04	$—	$—	$—	—	—
Impact from foreign currency and inflation on monetary positions in Mexico	22	112	(45)	89	0.14	(30)	(133)	52	(111)	(0.17)
Net unrealized losses on commodity derivatives	23	(9)	(4)	10	0.02	35	(5)	(12)	18	0.03
Net unrealized losses on interest rate swaps related to PA LNG Phase 1 project	56	(3)	(45)	8	0.01	—	—	—	—	—
Tax items related to assets held for sale	—	38	(12)	26	0.04	—	—	—	—	—
Sempra Adjusted Earnings and Adjusted EPS				$1,525	$2.34				$1,421	$2.24

Weighted-average common shares outstanding, diluted					653,123					635,817
(1)    Except for adjustments that are solely income tax and tax related to outside basis differences, income taxes on pretax amounts were primarily calculated based on applicable statutory tax rates.

SEMPRA
Table A (Continued)

RECONCILIATION OF SEMPRA 2025 ADJUSTED EPS GUIDANCE RANGE TO SEMPRA 2025 GAAP EPS GUIDANCE RANGE
Sempra 2025 Adjusted EPS Guidance Range of $4.30 to $4.70 excludes items (after the effects of income taxes and, if applicable, NCI) as follows:

•$(25) million impact from regulatory disallowances related to the recovery of COVID-19 costs at Sempra California
•$(89) million impact from foreign currency and inflation on our monetary positions in Mexico
•$(10) million net unrealized losses on commodity derivatives
•$(8) million net unrealized losses on interest rate swaps related to the PA LNG Phase 1 project
•$(26) million income tax expense in 2025 due to the recognition of a Mexican deferred tax liability on our outside basis difference in Ecogas as a result of management's decision to hold the asset for sale

Sempra 2025 Adjusted EPS Guidance is a non-GAAP financial measure. This non-GAAP financial measure excludes significant items that are generally not related to our ongoing business activities and/or infrequent in nature. This non-GAAP financial measure also excludes the impact from foreign currency and inflation on our monetary positions in Mexico and net unrealized gains and losses on commodity and interest rate derivatives for the six months ended June 30, 2025, which we expect to occur in future periods, and which can vary significantly from one period to the next. Exclusion of these items is useful to management and investors because it provides a meaningful comparison of the performance of Sempra's business operations to prior and future periods. This non-GAAP financial measure does not contemplate the anticipated impacts of the proposed sale of Ecogas and the proposed sale of an equity interest in Sempra Infrastructure Partners, which combined, are expected to be accretive. Sempra 2025 Adjusted EPS Guidance Range should not be considered an alternative to Sempra 2025 GAAP EPS Guidance Range. Non-GAAP financial measures are supplementary information that should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. The table below reconciles Sempra 2025 Adjusted EPS Guidance Range to Sempra 2025 GAAP EPS Guidance Range, which we consider to be the most directly comparable financial measure calculated in accordance with GAAP.

RECONCILIATION OF ADJUSTED EPS GUIDANCE RANGE TO GAAP EPS GUIDANCE RANGE

	Full-Year 2025
Sempra GAAP EPS Guidance Range	$4.05	to	$4.45
Excluded items:
Impact from regulatory disallowances	0.04		0.04
Impact from foreign currency and inflation on monetary positions in Mexico	0.14		0.14
Net unrealized losses on commodity derivatives	0.02		0.02
Net unrealized losses on interest rate swaps related to PA LNG Phase 1 project	0.01		0.01
Tax items related to assets held for sale	0.04		0.04
Sempra Adjusted EPS Guidance Range	$4.30	to	$4.70
Weighted-average common shares outstanding, diluted (millions)			654

SEMPRA
Table B

CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)
	June 30,	December 31,
	2025	2024(1)

ASSETS
Current assets:
Cash and cash equivalents	$155	$1,565
Restricted cash	25	21
Accounts receivable – trade, net	1,612	1,983
Accounts receivable – other, net	433	397
Due from unconsolidated affiliates	3	13
Income taxes receivable	148	90
Inventories	625	559
Prepaid expenses	157	255
Regulatory assets	343	60
Fixed-price contracts and other derivatives	142	91
Greenhouse gas allowances	217	217
Assets held for sale	273	—
Other current assets	36	34
Total current assets	4,169	5,285

Other assets:
Restricted cash	3	3
Regulatory assets	4,196	3,937
Greenhouse gas allowances	1,229	845
Nuclear decommissioning trusts	878	875
Dedicated assets in support of certain benefit plans	591	585
Deferred income taxes	159	172
Right-of-use assets – operating leases	1,152	1,177
Investment in Oncor Holdings	16,402	15,400
Other investments	2,586	2,534
Goodwill	1,602	1,602
Other intangible assets	279	292
Wildfire fund	255	262
Other long-term assets	1,604	1,749
Total other assets	30,936	29,433
Property, plant and equipment, net	64,802	61,437
Total assets	$99,907	$96,155
(1)    Derived from audited financial statements.

SEMPRA
Table B (Continued)

CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)
	June 30,	December 31,
	2025	2024(1)

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$2,282	$2,016
Accounts payable – trade	2,026	2,238
Accounts payable – other	265	208
Due to unconsolidated affiliates	8	—
Dividends and interest payable	818	773
Accrued compensation and benefits	402	558
Regulatory liabilities	54	141
Current portion of long-term debt and finance leases	1,372	2,274
Greenhouse gas obligations	217	217
Other current liabilities	1,163	1,251
Total current liabilities	8,607	9,676

Long-term debt and finance leases	34,936	31,558

Deferred credits and other liabilities:
Due to unconsolidated affiliates	359	352
Regulatory liabilities	3,906	3,817
Greenhouse gas obligations	879	506
Pension and other postretirement benefit plan obligations, net of plan assets	163	168
Deferred income taxes	6,161	5,845
Asset retirement obligations	3,848	3,737
Deferred credits and other	2,752	2,708
Total deferred credits and other liabilities	18,068	17,133
Equity:
Sempra shareholders’ equity	31,697	31,222
Preferred stock of subsidiary	20	20
Other noncontrolling interests	6,579	6,546
Total equity	38,296	37,788
Total liabilities and equity	$99,907	$96,155
(1)     Derived from audited financial statements.

SEMPRA
Table C

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in millions)
	Six months ended June 30,
	2025	2024

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,438	$1,752
Adjustments to reconcile net income to net cash provided by operating activities	797	540
Net change in working capital components	(498)	(99)
Distributions from investments	516	405
Changes in other noncurrent assets and liabilities, net	13	(78)
Net cash provided by operating activities	2,266	2,520

CASH FLOWS FROM INVESTING ACTIVITIES
Expenditures for property, plant and equipment	(4,640)	(3,830)
Expenditures for investments	(972)	(387)
Purchases of nuclear decommissioning and other trust assets	(531)	(401)
Proceeds from sales of nuclear decommissioning and other trust assets	580	442
Other	—	8
Net cash used in investing activities	(5,563)	(4,168)

CASH FLOWS FROM FINANCING ACTIVITIES
Common dividends paid	(787)	(741)
Preferred dividends paid	(22)	(22)
Issuances of common stock	19	18
Repurchases of common stock	(58)	(40)
Issuances of debt (maturities greater than 90 days)	5,458	3,812
Payments on debt (maturities greater than 90 days) and finance leases	(3,411)	(1,197)
Increase (decrease) in short-term debt, net	682	(817)
Advances from unconsolidated affiliates	44	45
Contributions from noncontrolling interests	83	786
Distributions to noncontrolling interests	(91)	(203)
Other	(26)	(23)
Net cash provided by financing activities	1,891	1,618

Effect of exchange rate changes on cash, cash equivalents and restricted cash	1	(8)

Less: Increase in cash held for sale	(1)	—

Decrease in cash, cash equivalents and restricted cash	(1,406)	(38)
Cash, cash equivalents and restricted cash, January 1	1,589	389
Cash, cash equivalents and restricted cash, June 30	$183	$351

SEMPRA
Table D

SEGMENT EARNINGS (LOSSES) AND CAPITAL EXPENDITURES
(Dollars in millions)
	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
EARNINGS (LOSSES) ATTRIBUTABLE TO COMMON SHARES
Sempra California	$259	$316	$983	$898
Sempra Texas Utilities	208	202	354	385
Sempra Infrastructure	72	291	218	422
Segment earnings attributable to common shares	539	809	1,555	1,705
Parent and other	(78)	(96)	(188)	(191)
Sempra earnings attributable to common shares	$461	$713	$1,367	$1,514
CAPITAL EXPENDITURES FOR PROPERTY, PLANT AND EQUIPMENT
Sempra California	$1,221	$1,069	$2,315	$2,212
Sempra Infrastructure	1,081	827	2,322	1,617
Segment totals	2,302	1,896	4,637	3,829
Parent and other	2	1	3	1
Total Sempra	$2,304	$1,897	$4,640	$3,830
CAPITAL EXPENDITURES FOR INVESTMENTS
Sempra Texas Utilities	$485	$192	$971	$385
Sempra Infrastructure	1	2	1	2
Total Sempra	$486	$194	$972	$387

SEMPRA
Table E

OTHER OPERATING STATISTICS

	Three months ended June 30,		Six months ended or at June 30,
	2025	2024	2025	2024

UTILITIES
Sempra California
Gas sales (Bcf)(1)	75	78	191	200
Transportation (Bcf)(1)	114	120	245	262
Total deliveries (Bcf)(1)	189	198	436	462

Total gas customer meters (thousands)			7,135	7,098

Electric sales (millions of kWhs)(1)	610	661	1,325	1,596
Community Choice Aggregation and Direct Access (millions of kWhs)	3,104	2,892	6,536	6,061
Total deliveries (millions of kWhs)(1)	3,714	3,553	7,861	7,657

Total electric customer meters (thousands)			1,540	1,525

Oncor Electric Delivery Company LLC (Oncor)(2)
Total deliveries (millions of kWhs)	42,226	40,343	81,232	77,656
Total electric customer meters (thousands)			4,084	4,008

Ecogas
Natural gas sales (Bcf)	1	1	2	2
Natural gas customer meters (thousands)			166	160

ENERGY-RELATED BUSINESSES
Sempra Infrastructure
Termoeléctrica de Mexicali (millions of kWhs)	776	650	1,478	1,630
Wind and solar (millions of kWhs)(1)	842	888	1,588	1,607
(1)     Includes intercompany sales.
(2)     Includes 100% of the electric deliveries and customer meters of Oncor, in which we hold an 80.25% interest through our investment in Oncor Electric Delivery Holdings Company LLC.